                        BLONDER TONGUE LABORATORIES, INC.
                                1 JAKE BROWN ROAD
                              OLD BRIDGE, NJ 08857

                                February 27, 2006

Yosi Lahad, Chairman
Octalica Inc. (f/k/a TMT Coaxial Networks, Inc.)
14 Shabazi Street
Yahud 56231 Israel

Yosi Lahad, Chairman
T.M.T. - Third Millennium Technologies Ltd.
14 Shabazi Street
Yahud 56231 Israel

     Re: Stock Purchase Agreement (the "Stock Purchase  Agreement") by and among
Octalica Inc.  (f/k/a T.M.T.  Coaxial  Networks,  Inc.), a Delaware  corporation
("Seller"),  T.M.T. - Third Millennium  Technologies  Ltd., a company  organized under the State of Israel (the "Company"), and Shenzhen Junao Technology Company
Ltd., a corporation  organized under the laws of the People's  Republic of China
("Purchaser")
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Dear Mr. Lahad:

     Blonder  Tongue  Laboratories,   Inc.,  a  Delaware  corporation  ("Blonder
Tongue"), the Company and Seller have agreed to enter into this letter agreement in connection with and  contemporaneously  with the closing of the  transactions contemplated  by, the Stock  Purchase  Agreement.  This letter  agreement,  upon execution and delivery by Blonder Tongue, the Company and Seller, shall replace, supersede  and cause the immediate  and  automatic  termination  of that certain
Letter of Intent dated December 30, 2005 by and among Blonder Tongue, Seller and the Company.  Capitalized  terms used herein and not  otherwise  defined  herein shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

     Blonder Tongue, the Company and Seller hereby agree as follows:

     1. Blonder  Tongue  hereby  guarantees  the payment of the  Purchase  Price payable  by  Purchaser  to Seller  pursuant  to the terms of the Stock  Purchase
Agreement,  subject to any and all rights of offset and  defenses  available  to
Purchaser under the Stock Purchase Agreement.  In the event that Purchaser shall
assign  the  Stock  Purchase  Agreement,   Blonder  Tongue  shall  automatically
guarantee  the payment of the Purchase  Price  payable by the assignee to Seller pursuant to the terms of the Stock Purchase Agreement provided Purchaser obtains the prior written  consent of Blonder Tongue with respect to such  assignment if the assignee is not an affiliate or  subsidiary of Blonder  Tongue,  as required under the Stock Purchase Agreement,  subject to any and all rights of offset and defenses available to the assignee under the Stock Purchase Agreement.

     2. Blonder Tongue agrees that any and all  information  (with the exception of information  that (i) is or becomes publicly known through no wrongful act or omission of Blonder  Tongue or any  affiliate,  (ii) was known to Blonder Tongue prior to its due diligence  examination of the Company,  or (iii) was rightfully received  from third  parties not bound with  confidentiality  restrictions  and without  breach of this letter  agreement)  obtained in connection  with its due diligence examination of the Company shall not be used, now or in the future, in any legal  proceedings  conducted  by  Blonder  Tongue  against  Seller,  except proceedings conducted in connection with the Stock Purchase Agreement.

     3. Each of Blonder Tongue and the Company does hereby  irrevocably  remise, release and forever discharge Seller, its shareholders,  directors, officers and employees, and their respective successors and assigns, of and from all, and all manner of, actions and causes of action,  suits, debts, dues,  accounts,  bonds, covenants, contacts, agreements, judgments, claims and demands whatsoever in law or equity,  each of them ever had,  now has,  or which it or its  successors  or assigns hereafter can, shall or may have, for, or by reason of any cause, matter or thing whatsoever,  from the beginning of the world to the date hereof,  other than those arising under,  in connection  with or related to, the Stock Purchase
Agreement or this letter agreement.

     4. Seller does hereby  irrevocably  remise,  release and forever  discharge each of  Blonder  Tongue and the  Company,  and their  respective  shareholders, directors,  officers and employees, and their respective successors and assigns, of and from all, and all manner of, actions and causes of action,  suits, debts, dues, accounts, bonds, covenants,  contacts,  agreements,  judgments, claims and demands  whatsoever  in law or equity,  it ever had, now has, or which it or its successors or assigns hereafter can, shall or may have, for, or by reason of any cause,  matter or thing whatsoever,  from the beginning of the world to the date hereof,  other than those arising  under,  in connection  with or related to the
Stock Purchase Agreement or this letter agreement.

     5. Blonder  Tongue shall permit Seller and its  representatives,  and shall cause its affiliates and subsidiaries to permit Seller and its  representatives, to  have  reasonable  access  (upon  Seller's  execution  and  delivery  of  its accountant's  standard  confidentiality  letter,  if  required)  to the data and information  with  respect to any sales of  Products  by Blonder  Tongue and its affiliates  and  subsidiaries  for  purposes of (i)  verifying  the  information contained in the Quarterly Sales and  Manufacturing  Reports delivered to Seller from time to time and the  calculation of the Inventory Price Component and (ii)
verifying  the  information  contained in the Earn-Out  Statements  delivered to
Seller from time to time and the calculation of the Earn-Out Amount (but only to the extent necessary to verify such information and calculations).

     6. Blonder Tongue agrees that at all times hereafter, except as required by court order and with the exception of information  that (i) is or becomes in the public  domain  (through  no  default  by  Blonder  Tongue or any  affiliate  or subsidiary of Blonder Tongue), (ii) was known to Blonder Tongue prior to its due diligence  examination  of the Company or (iii) was received  from third parties that  Blonder  Tongue  neither  knew nor  should  have  known are  subject  to a confidentiality  undertaking  with  respect to such  information,  it shall keep confidential  and shall not,  except with the express prior  written  consent of
Seller,  directly or  indirectly,  voluntarily  or  involuntarily,  communicate, disclose or divulge to any Person or use for the benefit of any third party, any knowledge or information disclosed under or pursuant to the due diligence review of the Company conducted by it, other than and excluding  information related to
(w) the  Retained  Assets  purchased  by  Purchaser  under  the  Stock  Purchase
Agreement, (x) the Retained Liabilities, (y) other liabilities or obligations of the Company other than the Retained  Liabilities  which are not paid,  satisfied and  discharged  prior to the  Closing  as  required  under the  Stock  Purchase
Agreement  or (z) the  business  of the  Company  as it exists  at the  Closing, including,  but not limited to, trade secrets,  technology,  know-how,  methods, contracts,  costs,  policies,  sales methods,  financial condition,  operations, statistics, and suppliers.

     7.  From and  after  the  Closing  Date and for a period of three (3) years thereafter,  neither  Seller nor  Blonder  Tongue,  nor any of their  respective subsidiaries  or  affiliates,  will employ or solicit for  employment any of the other  party's  employees  or the  employees  of such other  party's  respective subsidiaries  and  affiliates  (including all employees who were employed by the respective  parties or their  subsidiaries  or  affiliates on February 6, 2006), provided,  however,  that upon the prior written consent of Seller which consent shall  not  be  unreasonably  withheld,  Blonder  Tongue  and  Blonder  Tongue's subsidiaries  and  affiliates  may solicit for  employment or hire  employees of
Seller and of Seller's subsidiaries and affiliates.

     8. Any breach by Seller or Blonder Tongue, as applicable,  of the covenants and agreements  contained in Sections 2, 6 or 7 above will result in irreparable injury to Blonder Tongue or Seller, as applicable, for which money damages could not adequately  compensate  Blonder Tongue or Seller, as applicable,  and in the event of any such breach,  Blonder  Tongue or Seller,  as  applicable,  shall be entitled (in addition to any other rights and remedies  which it may have at law or in  equity) to have an  injunction  issued by any  competent  court of equity enjoining and restraining  Blonder Tongue or Seller,  as applicable,  and/or any other Person involved therein from continuing such breach.  The existence of any claim or cause of action which Seller or Blonder Tongue may have against Blonder
Tongue or Seller (as  appropriate)  or any other Person  shall not  constitute a defense  or bar to the  enforcement  of such  covenants.  If  Blonder  Tongue or
Seller, as applicable, is obliged to resort to the courts for the enforcement of any of the covenants or agreements  contained  herein,  or if such  covenants or agreements are otherwise the subject of litigation between the parties, then the term of such  covenants  and  agreements  shall be extended for a period of time equal to the period of such breach,  which extension shall commence on the later of (a) the date on which the original  (unextended)  term of such  covenants and agreements  is  scheduled  to terminate or (b) the date of the final court order
(without  further right of appeal)  enforcing  such  covenant or agreement.  The covenants  contained in this Section 8 are  independent  of all other  covenants between Seller and Blonder Tongue.

     9. The  Company  and Blonder  Tongue  agree that the  Amended and  Restated
Distribution  Agreement  dated as of September  12, 2002 between the Company and
Blonder Tongue, as amended (the "Distribution Agreement"),  is in full force and effect, including,  without limitation, the appointment of Blonder Tongue as the exclusive distributor of TMT Products (as defined in the Distribution Agreement)
in the Territory (as defined in the Distribution Agreement).  The Company agrees that,  notwithstanding  anything to the contrary  contained in the  Distribution
Agreement or in any notice,  if any,  heretofore given by the Company to Blonder
Tongue, Blonder Tongue shall remain the exclusive distributor of TMT Products in the  Territory  for the  remainder  of the Term (as defined in the  Distribution
Agreement)  and shall be released  from any and all Sales  Quotas (as defined in the Distribution  Agreement) and other requirements imposed on Blonder Tongue in the  Distribution  Agreement for purposes of  maintaining  its exclusive  rights thereunder.

     9. This letter  agreement will be governed by and construed and enforced in accordance  with the laws of the State of New  Jersey,  USA,  without  regard to conflict of laws  principles.  This letter agreement may be executed in multiple counterparts,  each of which shall be deemed an original  and all of which shall constitute one and the same instrument.

     Please  acknowledge  your  acceptance  of the  foregoing by executing  this letter agreement in the space below.

                                Very truly yours,

                                BLONDER TONGUE LABORATORIES, INC.

                                By:  /s/ James A. Luksch
                                     James A. Luksch, Chief Executive Officer

ACCEPTED AND AGREED TO:
on this 27th day of February, 2006

Octalica Inc.

By: /s/ Moti Kintzlinger
Name: Moti Kintzlinger
Title: President

T.M.T. - Third Millennium Technologies Ltd.

By: /s/ Moti Kintzlinger
Name: Moti Kintzlinger
Title: CEO